UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2011

NEW GENERATION BIOFUELS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	1-34022	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5850 Waterloo Road, Suite 140
Columbia, Maryland 21045
(Address of principal executive offices)(Zip Code)

(410) 480-8084
 (Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 15, 2011, New Generation Biofuels Holdings, Inc. (the “Company”) entered into a First Amendment to Secured Convertible Promissory Note (the “Amendment”) with Alpha Capital Anstalt (“Alpha”), which amended each of the Secured Convertible Promissory Notes given by the Company to Alpha on February 1, 2011 (the “Notes”). The purposes of the Amendment were (i) to extend the maturity date of the Notes from August 1, 2011, to December 31, 2011; (ii) to commence repayment under the Notes on August 1, 2011; and (iii) condition the Company’s ability to repay the Notes with common stock of the Company on the ongoing availability of the Rule 144 safe harbor from registration for resale of securities.  Other than the changes described herein, the key terms of the Notes remain unchanged.  The full text of the form of Notes was attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 7, 2011.

Also on April 15, 2011, the Company entered into an Allonge to Secured Convertible Promissory Note (the “Allonge”) with Alpha, pursuant to which the parties increased the principal amount of the Note between the Company and Alpha by $100,000.  After giving effect to the Allonge, the current outstanding principal amount of the Alpha Note is $925,000.  Other than the principal amount due under the Alpha Note, the Allonge did not affect any key terms of the Alpha Note.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell Company Transactions: None

(d)	Exhibits: None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW GENERATION BIOFUELS HOLDINGS, INC.

Date: April 21, 2011	By:	/s/ Dane R. Saglio
Dane R. Saglio
Chief Financial Officer